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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-90316, 333-107132 and 333-107779) and on Form S-8 (Nos. 333-33575, 333-44425, 333-53631, 333-109319, 333-109315, 333-921232, 333-68634, 333-80921) of SLM Corporation of our report dated February 27, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia March 15, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS